UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALLEGHENY TECHNOLOGIES INCORPORATED

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On March 20, 2019, Allegheny Technologies Incorporated (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) for the Company’s 2019 Annual Meeting of Shareholders, to be held on May 9, 2019 (the “Annual Meeting”). This supplement is being filed to correct certain disclosures in the “Executive Compensation—CEO Pay Ratio” section in the Proxy Statement to reflect the correction of an inadvertent calculation error.

The section entitled “Executive Compensation—CEO Pay Ratio” on page 62 of the Proxy Statement is amended in its entirety as set forth below. Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not already voted or if you wish to change your vote, please vote by telephone or internet to ensure that your voting instructions are timely received before the Annual Meeting. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, the Company is furnishing proxy materials to its stockholders primarily via the Internet. Beginning on or about March 20, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy materials on the Internet, including our Proxy Statement and our 2018 Annual Report. The Notice also instructs you on how you can vote using the Internet. Other stockholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card or voting form.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to Be Held on May 9, 2019:

As permitted under applicable SEC rules, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and submit proxy votes online. Our Proxy Statement, proxy card and 2018 Annual Report, as well as this Supplement, are available for review at: envisionreports.com/ATI.

CEO Pay Ratio

For 2018, our last completed fiscal year, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with Item 402(u) of Regulation S-K and the SEC’s related guidance, as described in greater detail below) was 91:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions and estimates:

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Selection of Determination Date. As permitted under SEC rules, we selected October 1, 2017, as the date on which we would identify the median employee from our adjusted employee population for 2017 and used the same median employee for 2018, because we do not believe that there have been changes to our employee population or compensation arrangements during 2018 that would significantly change the pay ratio.

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Determination of Adjusted Employee Population. As of October 1, 2017, we had a total of 8,459 U.S. and non-U.S. employees. In establishing the population from which to identify our median employee, we excluded 293 employees who were on either leave or suspended status, as well as employees located in a number of foreign jurisdictions under the 5% de minimis exception provided under Item 402(u), including 263 employees in the United Kingdom, 46 in Germany, 15 in France, seven in Japan, six in Korea, five in India, three in Singapore, three in Taiwan, two in Dubai, and one each in Israel, Italy, Norway and Spain. Our remaining employee population as of October 1, 2017 consisted of approximately 7,812 employees working either full time or part time in the United States, Poland or China at our parent company and consolidated subsidiaries, including our majority-owned joint venture, STAL.

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Identification of Median Employee. We compared the cash compensation, including wages, overtime, salary and bonuses, paid during our fiscal year 2017 for each employee who was included in our adjusted employee population as the consistently applied compensation measure used to identify the median employee among those included in the adjusted employee population. As part of this analysis, we converted the compensation paid to non-U.S. employees from local currency to U.S. dollars using exchange rates in effect on December 31, 2017 and annualized the compensation of each full-time or part-time employee who was hired in 2017 and included the adjusted employee population.

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Calculation of Annual Total Compensation. In accordance with the SEC rules, we determined the median employee’s 2018 annual total compensation to be $91,979, which is the amount that would have been reported for our median employee in the “Total” column (column (j)) of our 2018 Summary Compensation Table included on page 57 of this Proxy Statement if he had been a Named Executive Officer for fiscal 2018. In accordance with the SEC rules, we determined the CEO’s 2018 annual total compensation to be $8,379,253 which is the amount reported for Mr. Harshman, who served as our CEO throughout 2018, in the “Total” column (column (j)) of our 2018 Summary Compensation Table included on page 57 of this Proxy Statement.

We believe the methodology, assumptions and estimates described above to be reasonable given our employee population. The SEC rules grant companies significantly flexibility in determining the methodology, assumptions and estimates used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, our pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the industry or otherwise.